EXHIBIT 23
                                                                      ----------


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42543 dated August 30, 1991) pertaining to the Company's 1967 Employee Stock Purchase Plan, the Registration Statements (Form S-8 No. 33-42544 dated August 30, 1991, Form S-8 No. 333-05897 dated June 13, 1996, and Form S-8 No. 333-140708 dated February 14, 2007) pertaining to the Company's 1990 Stock Option Plan, the Registration Statements (Form S-8 No. 333-05899 dated June 13, 1996, and Form S-8 No. 333-140473 dated February 6, 2007) pertaining to the Company's Restricted Stock Plan and the Registration Statements (Form S-8 No. 333-118508 dated August 24, 2004, and Form S-8 No. 333-140709 dated February 14,
2007) pertaining to the Directors' Stock Option Plan and the Registration Statement (Form S-8 No. 333-140710 dated February 14, 2007) pertaining to Employment Inducement Options, of our reports dated March 15, 2007, with respect to the consolidated financial statements of ThinkEngine Networks, Inc. and schedule hereto included in this Annual Report (Form 10-K) for the years ended December 31, 2006 and 2005.




                             /S/ CARLIN, CHARRON & ROSEN, LLP

                             GLASTONBURY, CONNECTICUT
                             MARCH 27, 2007